Exhibit 99.2

CHRIS KEMP FOUNDER, CHAIRMAN & CEO J U N E 2021 PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE

DISCLAIMER AND FORWARD LOOKING STATEMENTS This presentation (this “Presentation”) contains certain “forward - looking statements” within the meaning of the federal securities laws with respect to Astra Space, Inc. (“Astra” or the “Company”), including statements regarding Astra’s or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the Company, its products, services and technologies, as well as regarding the Company’s growth and financial performance in the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward - looking statements, but the absence of these words does not mean that a statement is not forward - looking. These forward - looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on Astra. There can be no assurance that the future developments affecting Astra will be those that we have anticipated. These forward - looking statements involve a number of risks, uncertainties (some of which are beyond Astra’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward - looking statements. Except as required by law, Astra is not undertaking any obligation to update or revise any forward - looking statements whether as a result of new information, future events or otherwise. All rights to the trademarks, copyrights, logos and other intellectual property listed herein belong to their respective owners and Astra’s use thereof does not imply an affiliation with, or endorsement by the owners of such trademarks, copyrights, logos and other intellectual property. Solely for convenience, trademarks and trade names referred to in this Presentation may appear with the ® or Ρ symbols, but such references are not intended to indicate, in any way, that such names and logos are trademarks or registered trademarks of Astra. This Presentation contains statistical data, estimates and forecasts that have been provided by Astra and/or are based on independent industry publications or other publicly available information, as well as other information based on Astra’s internal sources. This information involves many assumptions and limitations and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data J U N E 2021 PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE that has been provided by Astra and/or contained in these industry publications and other publicly available information. Accordingly, none of Astra nor its respective affiliates and advisors makes any representations as to the accuracy or completeness of these data. Certain amounts related to the transaction described herein have been expressed in U.S. dollars for convenience and, when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein. Non - GAAP Financial Measures. This Presentation includes non - GAAP financial measures. Astra believes that these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Astra’s financial condition and results of operations. Astra’s management uses certain of these non - GAAP measures to compare Astra’s performance to that of prior periods for trend analyses and for budgeting and planning purposes.

ASTRA

SPACE IS THE NEXT ECONOMIC FRONTIER

Astra is the third privately-funded U.S. company in history to reach space and demonstrate orbital capability

$1.0+ Trillion
Total Space Economy in 2040[1]

$216 Billion
Satellite Manufacturing Spending through 2030[2]

$40.7 Billion
Government Investment in Space[3]

400+
Private U.S. Companies[4]



Source: Wall Street Research, Space Capital.

(1) Per Morgan Stanley Research.

(2) Based on projected FY'21 DoD and NASA budgets from Jefferies, What's Up in Space: New Launchers, Some Incumbents (Aug. 2020).

(3) Companies currently operating space assets or with plans to launch them in the next 5 years.

(4) Companies currently operating space assets or with plans to launch them in the near term.

JUNE 2021

PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE

1

ASTRA

NEW SPACE ECONOMY

Small satellites + low-cost launch



Planet Dove Satellite



NASA Landsat Satellite



LEO (Low Earth Orbit)

"HYPERSCALE" SPACE

500 miles from Earth [1]

GEO is 44x farther away than LEO

GEO (Geosynchronous Orbit)

"MAINFRAME" SPACE

22,236 miles from Earth [1]

(1) Approximately

JUNE 2021

PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE

4

Distance 500 miles (1) Satellite price $400,000 (1) Launch price $3,000,000 (1) Volume 1,000s/year (1) 98% closer 98% cheaper 97% cheaper 100x increase NEW SPACE ECONOMY Small satellites + low - cost launch (1) Approximately J U N E 2021 PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE 5 LEO ‘HYPERSCALE’ SPACE GEO “MAINFRAME’ SPACE 22,236 miles (1) Distance $200,000,000 (1) Satellite price $100,000,000 (1) Launch price 10s/year (1) Volume 22,23 6 m il e s f r om E a r t h (1) 500 miles from Earth (1)

ASTRA

NUMEROUS MULTI-BILLION DOLLAR MARKETS

GLOBAL BROADBAND CONNECTIVITY
Reliable, low latency connectivity that could leapfrog wireless

IOT / M2M
Monitoring billions of objects

EARTH OBSERVATION
Monitoring activity on earth

NATIONAL SECURITY
Early warning systems

NEXT-GENERATION WEATHER, GPS, AND OTHER SERVICES
Leapfrogging wireless

JUNE 2021
PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE
6

ASTRA

SUPPLY CONSTRAINED MARKET

Leading to a rapidly growing pipeline

$150M BACKLOG [1]
$1.2B PIPELINE

Amongst a great diversity in number of customers and verticals

- BROADBAND
- EARTH OBSERVATION
- MARITIME
- POINT-TO-POINT
- IOT/M2M CONNECTIVITY
- GOVERNMENT

(1) Also known as contracted revenue

Source: Company estimates

JUNE 2021

PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE

7

J U N E 2021 PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE OCT ’16 APR ’17 D EC ’17 JUL ’18 NOV ’18 J U N ’19 MAR ’20 S EP ’20 D EC ’20 Founded Opened Begin F irs t t es t Second test Opening of DARPA 1st Demonstrated Company Orion Test Testing launch launch Astra Challenge orbital orbital Facility Rocket 1.0 rocket factory launch attempt capability 8 RAPID ITERATION DEEPENS COMPETITIVE MOAT 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2020 Rocket BOM + Labor $2M each for 3 rockets 2023 Rocket BOM + Labor $1M each for 30+ rockets 2025 Rocket BOM + Labor $500k each for 300+ rockets KEYS TO SUCCESS: • Technology de - risked by success of launches • Rapidly enhance and re - launch rockets • Automation to optimize costs and streamline improvements REDUCE VARIABLE C O G S 50% 10x VOLUME INCREASE REDUCE VARIABLE C O G S 50% 10x VOLUME I N CR E AS E

ASTRA

A "MODEL T" FOR THE SPACE INDUSTRY

Alameda Naval Air Station HQ — 285k sq. ft., 20-acre campus

Efficiency-driven manufacturing processes + automation in a world-class development and production facility, using readily available materials.






Future Expansion Space
Current development + production

JUNE 2021

PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE

ASTRA

SOFTWARE-DRIVEN MANUFACTURING EFFICIENCY


TEST
MORE?
CHANGE
VENDOR?
CHANGE
MATERIAL?
PRICE OF
SUBSTITUTE?
MAKE
OR BUY?
REDUCE
ASSEMBLY
TIME?
TEST
LESS?
INCREASE
PERFORMANCE?


Product Lifecycle
Management
Manufacturing
Execution
Finance
AstraOS
Space
Operations
Program
Execution
Supply
Chain

JUNE 2021 PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE 10

Source: Wall Street Research, Space Capital. (1) Based on Euroconsult and Astra Management estimates. (2) Based on Euroconsult estimates derived based on 7,015 satellites with known mass. (3) Factors in Euroconsult and Management estimates for satellite launches. THE NEW SPACE AGE INFLECTION POINT 38,000+ satellites to be built + launched between 2020 - 2029 (1) 0 5 , 000 10 , 000 15 , 000 20 , 000 25 , 000 30 , 000 35 , 000 40 , 000 45 , 000 Total Satellites Launched ~90% of satellites to be launched over the next decade weigh 300kg or less (2) $100+ Billion launch market revenue over the next decade (3) T o da y 4,062 40,746 20 1 0 20 1 1 20 1 2 20 1 3 20 1 4 20 1 5 20 1 6 20 1 7 20 1 8 20 1 9 20 2 0 20 2 1 20 2 2 20 2 3 20 2 4 20 2 5 20 2 6 20 2 7 20 2 8 20 2 9 Astra forecast as % of market 0.2%. 1.6% 5.6% J U N E 2021 PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE 11

LAUNCH SERVICES RAPID From payload delivery to launch within days PORTABLE AND GLOBAL Launch from anywhere in the world in 24 hours AFFORDABLE Most affordable launch system for small payloads J U N E 2021 PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE 12

SPACE SERVICES INTEGRATED Factory integration of satellites with rocket eliminates unused mass + volume RAPID From concept to constellation in months, not years MAINFRAME TO MOBILE Eliminates investment in bespoke satellite bus development J U N E 2021 PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE 13

SPACEPORT SERVICES RAPID From payload delivery to launch within days GLOBAL 10+ launch sites identified around the world AFFORDABLE Commercial FAA spaceports only require a concrete pad J U N E 2021 PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE 14

ASTRA

TIMELINE TO HYPERSCALE SPACE OPERATIONS


2021
2022
2023
2024
2025
Services
Production
Commercial Launch Service Begins
Monthly Launch
Weekly Launch
Bi-Weekly Launch
Daily Launch
Space Services
Spaceport Services
Complete Factory Expansion for Weekly Production
Upgrade Factory for Daily Rocket Production
Build Out Satellite Factory
Build Out New Spaceports

JUNE 2021

PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE

15

ASTRA

ASTRA IS UNIQUELY POSITIONED TO SERVE THE SATELLITE MARKET

			CADENCE	DEDICATED LAUNCH PRICE	NUMBER OF LAUNCHES IN PAST 12 MONTHS
ASTRA SMALL LAUNCH (<500 KG)	ASTRA		300+ LAUNCHES / YEAR	$	1
VIRGIN ORBIT SMALL LAUNCH (<500 KG)	Virgin ORBIT		< 50 LAUNCHES / YEAR	$$	1
ROCKET LAB SMALL + HEAVY LAUNCH[1] (<500 KG + >1500 KG[1])	ROCKET LAB		< 50 LAUNCHES / YEAR	$$	7
ULA HEAVY LAUNCH (>1500 KG)	ULA United Launch Alliance		< 30 LAUNCHES / YEAR	$$$$	5
SPACEX HEAVY LAUNCH (>1500 KG)	SPACEX		< 30 LAUNCHES / YEAR	$$$$	34

Source: Company website, press, and Wall Street Research.
(1) Heavy launch rocket (Neutron) planned for 2024

PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE

16

Source: Management estimates. (1) Before stock - based compensation. FINANCIAL SUMMARY WITH KEY DRIVERS Launch Revenue grows as launch cadence ramps to daily in 2025 Revenue ramps as Astra’s Modular Spacecraft Platform grows Gross margins increase as factory utilization ramps and efficiencies from mass production are realized; Further increases in launch cadence and space platform offerings expected to drive material revenue growth after 2025 ($ in Millions) 2021E 2022E 2023E 2024E 2025E # of Launches 3 15 55 165 300 Total Launch Revenue $4 $47 $206 $619 $1,125 # of Satellites Launched -- 10 60 250 660 Space Services Revenue -- $6 $31 $123 $314 # of Spaceports Deployed -- 1 1 2 3 Spaceport Services Revenue -- $15 $18 $38 $62 Total Revenue $4 $67 $256 $780 $1,501 % Revenue Growth 1,697% 280% 205% 92% Gross Profit (1) ($6) $14 $119 $477 $1,045 % Gross Margin (1) NM 20% 46% 61% 70% Adj. EBITDA (1) ($81) ($130) ($53) $238 $694 % Adj. EBITDA Margin NM NM NM 31% 46% ( - ) Δ Working C a p i tal $3 $1 ($1) ($2) $5 ( - ) CapEx ($96) ($25) ($61) ($60) ($24) Unlevered Free Cash Flow ($175) ($154) ($116) $177 $676 PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE 17

18 PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE Announced February 2021 Multi - Launch Contract Announced May 2021 Multi - Launch Contract

ASTRA



Joined January 2021

Carla Supanich
VP of People



Joined February 2021

Benjamin Lyon
Chief Engineer



Joined March 2021

Will Drewery
VP of Supply Chain



Joined March 2021

Pablo Gonzalez
SVP of Factory



Joined June 2021

Stratos Davlos
SVP Software

JUNE 2021

PROPRIETARY & CONFIDENTIAL — DO NOT REDISTRIBUTE

19

“SCALE IS WHAT MAKES INNOVATION MATTER, I’M EXCITED THAT APOLLO FUSION WILL BE A KEY ENABLER OF ASTRA’S SPACE PLATFORM.” — REID HOFFMAN, PARTNER AT GREYLOCK AND LEAD INVESTOR IN APOLLO FUSION PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE 20

MERGER OF ASTRA + HOLICITY EXPECTED TO CLOSE JUNE 30 TH PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE 21 ASTR TO BEGIN TRADING ON NASDAQ ON JULY 1 ST

T R E DIS T R I B UT E 22 Q & A J U N E 2021 PROPRIETARY & CONFIDENTIAL – DO NO